SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 10, 2012 (July 5, 2012)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 5, 2012, Dynegy Inc. (“Dynegy”) entered into an Assignment Agreement (the “Assignment”) with Dynegy Operating Company, a Texas corporation and subsidiary of Dynegy (“Subsidiary”).  The Assignment assigns to Subsidiary those certain executive employment agreements, long term incentive award agreements, severance plans, and excise tax reimbursement policy (the “Agreements”) as previously entered into by Dynegy and more fully described in Exhibit A of the Assignment.  Subsidiary employs the officers subject to the Agreements.  Dynegy and Subsidiary entered into the Assignment for the purpose of making Subsidiary, as the employing entity, a party to the Agreements.

This summary of the terms of the Assignment is qualified in its entirety by the full text of the Assignment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01                                       Financial Statements and Exhibits

(d)          Exhibits:

Exhibit No.	Document

10.1	Assignment dated July 5, 2012 by and between Dynegy Inc. and Dynegy Operating Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: July 10, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

10.1	Assignment dated July 5, 2012 by and between Dynegy Inc. and Dynegy Operating Company.